                                                                      Exhibit 11

                        Morgan Stanley Dean Witter & Co.
                        Computation of Earnings Per Share

                 (in millions, except share and per share data)

                                                                        Three Months Ended               Six Months Ended
                                                                  ------------------------------   -----------------------------

                                                                      May 31,         May 31,         May 31,         May 31,
                                                                       2001            2000            2001            2000
                                                                  -------------    -------------   -------------   -------------
Basic:
Weighted-average common shares outstanding                        1,085,305,558    1,098,245,490   1,087,205,706   1,096,007,767
                                                                  =============    =============   =============   =============

Earnings:
     Income before cumulative effect of accounting change                  $930           $1,458          $2,005          $3,002
     Cumulative effect of accounting change                                  --               --             (59)             --
     Less: Preferred stock dividend
           requirements                                                      (9)              (9)            (18)            (18)
                                                                  -------------    -------------   -------------   -------------

     Earnings applicable to common shares                                  $921           $1,449          $1,928          $2,984
                                                                  =============    =============   =============   =============

Basic EPS before cumulative effect of accounting change                   $0.85            $1.32           $1.83           $2.72
Cumulative effect of accounting change                                       --               --           (0.05)
                                                                  -------------    -------------   -------------   -------------


Basic earnings per share                                                  $0.85            $1.32           $1.78           $2.72
                                                                  =============    =============   =============   =============

Diluted:

Weighted-average common shares outstanding                        1,085,305,558    1,098,245,490   1,087,205,706   1,096,007,767
Average common shares issuable
     under employee benefit plans                                    35,172,230       47,155,819      39,817,663      46,409,180
Average common shares issuable upon
     conversion of convertible notes                                    209,409               --         105,855              --
Average common shares issuable upon
     conversion of ESOP preferred stock(1)                                   --               --              --       3,905,822
                                                                  -------------    -------------   -------------   -------------


             Total weighted-average diluted shares                1,120,687,197    1,145,401,309   1,127,129,224   1,146,322,769
                                                                  =============    =============   =============   =============

Earnings:
     Income before cumulative effect of accounting change                  $930           $1,458          $2,005          $3,002
     Cumulative effect of accounting change                                  --               --             (59)             --

     Less: Preferred stock dividend
           requirements                                                      (9)              (9)            (18)            (18)
                                                                  -------------    -------------   -------------   -------------

     Earnings applicable to common shares                                  $921           $1,449          $1,928          $2,984
                                                                  =============    =============   =============   =============


Diluted EPS before cumulative effect of accounting change                 $0.82            $1.26           $1.76           $2.60
Cumulative effect of accounting change                                       --               --           (0.05)             --
                                                                  -------------    -------------   -------------   -------------

Diluted earnings per share                                                $0.82            $1.26           $1.71           $2.60
                                                                  =============    =============   =============   =============

(1) All shares of ESOP preferred stock were converted to common stock on January 3, 2000.